SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 BlackRock Enhanced Dividend Achievers(TM) Trust
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                      20-3247129
        (State of Incorporation                           (I.R.S. Employer
           or Organization)                              Identification no.)


            100 Bellevue Parkway,                               19809
             Wilmington, Delaware                            (Zip Code)
   (Address of Principal Executive Offices)

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If this form relates to the registration of a    If this form relates to the registration of a
class of securities pursuant to Section 12(b)    class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursu       of the Exchange Act and is effective pursu
ant to General Instruction A.(c), please         ant to General Instruction A.(d), please
check the following box. |X|                     check the following box. |_|

Securities Act registration statement file number to which this form relates:     333-126431

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Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                        Name of Each Exchange on Which
   to be so Registered                        Each Class is to be Registered
   -------------------                        ------------------------------

   Common Shares of Beneficial Interest       New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be Registered.

     The description of the Registrant's securities to be registered is incorpo rated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-126431 and 811-21784), as filed electronically with the Securities and Exchange Commission (the "Commission") on July 6, 2005 (Accession No. 0000950172-05-002135) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on July 25, 2005 (Accession No. 0001047469-05-019983).


Item 2.        Exhibits.

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             BLACKROCK ENHANCED DIVIDEND
                             ACHIEVERS(TM) TRUST

                             By:  /s/ Robert S. Kapito
                                  --------------------
                                  Name:   Robert S. Kapito
                                  Title:  Trustee and President
                                          (Principal Executive Officer)


Date:  August 23, 2005